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                                                                     EXHIBIT 8.2

                              Mayer, Brown & Platt
                             190 S. LaSalle Street
                          Chicago, Illinois 60606-3441



                                November 3, 1997

The First National Bank of Chicago, Trustee
One First National Plaza, Suite 0126
Chicago, Illinois 60670-0126


BT Alex. Brown Incorporated
130 Liberty Street
New York, New York 10006


     Re: Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997; Registration Statement on Form S-1 (No. 333-25029)


Ladies/Gentlemen:

     This opinion is being delivered in connection with the issuance by Rural Electric Cooperative Grantor Trust Certificates (KEPCO) Series 1997 (the "Trust") of certificates (the "Certificates") issued by pursuant to the Trust Agreement, dated as of December 20, 1996, among National Rural Utilities Cooperative Finance Corporation, as depositor and servicer ("the Servicer"), Kansas Electric Power Cooperative, Inc., a Kansas non-profit cooperative corporation (the "Cooperative") and The First National Bank of Chicago, as Trustee (the "Trustee") and the First Amendment to the Trust Agreement, dated July 1, 1997 (collectively the "Trust Agreement"). The assets of the Trust consist of (i) two promissory notes (the "Notes") made by the Cooperative, (ii) the guarantees by the Rural Utilities Service, an agency of the United States Department of Agriculture, (the "Guarantees") of the timely payment of principal and interest on the Notes, and (iii) a forward interest rate swap agreement
(the "Swap Agreement") between the Cooperative and Morgan Guaranty Trust Company of New York. The benefits and obligations of the Cooperative under the Swap
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The First National Bank of Chicago, Trustee
BT Alex. Brown Incorporated
November 3, 1997
Page 2


Agreement have been, with certain exceptions, assigned to and assumed by the Trust.

     You have requested our opinion as special Illinois tax counsel as to whether (i) the Trust will be classified as a separate entity which will be subject to tax under the Illinois Income Tax Act, 35 ILCS 5/101 et seq. (the "IITA") or other Illinois taxes measured by income, capital, profits or receipts; (ii) the Trust will be classified as a separate entity which will be subject to the Illinois Franchise Tax; and (iii) those holders of Certificates (the "Certificateholders") who are otherwise not subject to tax under the IITA or to the Illinois Franchise Tax will be subject to tax under the IITA or the Illinois Franchise Tax with respect to interest or other amounts attributable solely to the beneficial ownership of a Certificate.

     The opinions set forth herein are based upon the Trust Agreement, and the facts set forth in the Amendment No. 2 to Registration Statement on Form S-1 dated the date hereof with respect to the sale of the Certificates (the "Registration Statement"). We have also reviewed such other documents and matters of law as we have deemed relevant in connection with the rendering of this opinion.

     In addition, the opinions set forth herein are based upon the following assumptions:

     A.  the Trustee will hold legal title to the assets of the Trust;

     B. pursuant to the Trust Agreement, the Servicer will be the agent of the Trust for the purpose of, among other things, administering and servicing the Notes and Guarantees;

     C. the Trust will have no employees located within Illinois, and the gross receipts of the Trust will consist entirely of (i) payments of interest, principal, and miscellaneous charges by the obligors on the Notes, (ii) payments under the Swap Agreement and (iii) investment income from the temporary investment of funds held in the Trust pending distribution to the holders of the Certificates;
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The First National Bank of Chicago, Trustee
BT Alex. Brown Incorporated
November 3, 1997
Page 3


     D.  the Trust constitutes a valid trust under New York law; and

     E. the Trust created by the Trust Agreement will not be classified as a partnership or as an association taxable as a corporation for federal income tax purposes but, instead, under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), the Trust will be treated as a grantor trust and each Certificateholder will be treated for federal income tax purposes as an owner of an undivided pro rata interest in each of the assets held by the Trust. We do not herein render an opinion with respect to whether the Trust is properly characterized as a grantor trust, and we rely upon the opinion of Vinson & Elkins, Washington D.C., dated as of the date hereof, regarding the treatment of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of the Code.

     The opinion is further based upon the assumption that the transactions contemplated by the Trust Agreement (and any ancillary agreements) will be executed in accordance with the terms of those documents. Our opinion is not binding on the Illinois Department of Revenue or any court, and it is possible that the Illinois Department of Revenue or a court, when presented with these facts and representations or some variation thereon, could reach a different conclusion. For purposes of the opinion set forth in (iv) below, a person would be considered to "otherwise be subject to tax under the IITA" if, without regard to whether such person owned a Certificate, income of such person would be subject to the taxing jurisdiction of the State of Illinois if such person were in receipt of income taxable under the IITA.

     Based upon the foregoing, and upon such matters of law as we consider to be applicable, it is our opinion that, under existing laws of the State of Illinois, for so long as the Trust is treated as a grantor trust under Subpart E, Part I of Subchapter J of the Code and the Certificates are treated as representing an undivided interest in the assets of the Trust:

     (i) the Trust will not be classified as a separate entity which is subject to tax under the IITA;

     (ii) the Trust will not be classified as a separate entity which is subject to the Illinois Franchise
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The First National Bank of Chicago, Trustee
BT Alex. Brown Incorporated
November 3, 1997
Page 4




          Tax and a Certificateholder that is not otherwise subject to the Illinois Franchise Tax will not become subject to the Illinois Franchise Tax solely as a result of acquiring, holding and disposing of Certificates;

     (iii) other than the Illinois Franchise Tax and taxes imposed under the IITA, there are no Illinois taxes measured by income, capital, profits or receipts that would be applicable to the Trust, and thus the Trust will not be subject to such other Illinois taxes; and

     (iv) (a) those Certificateholders to whom income from the Certificates does not constitute business income and who would not otherwise be subject to tax under the IITA will not be subject to tax under the IITA with respect to interest or other amounts attributable solely to the beneficial ownership of a Certificate; and (b) while not free from doubt, those persons holding Certificates to whom income from the Certificates constitutes business income, and who do not otherwise have "nexus" with Illinois, should not have "nexus" with Illinois solely as a result of acquiring, holding and disposing of Certificates, and therefore should not be subject to tax under the IITA solely as a result of acquiring, holding and disposing of the Certificates, and thus any such person who would not otherwise be subject to tax under the IITA will not be subject to tax under the IITA with respect to interest or other amounts attributable solely to the beneficial ownership of a Certificate.

     In addition, we are of the opinion that the discussion and legal conclusions with respect to Illinois tax matters set forth in the Registration Statement under the heading "State and Local Income Tax Consequences" are a fair and accurate summary of the material Illinois tax consequences of the issuance and holding of the Certificates.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "State and Local Income Tax
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The First National Bank of Chicago, Trustee
BT Alex. Brown Incorporated
November 3, 1997
Page 5




Consequences" and "Legal Opinions." In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                              Respectfully submitted,

                              Mayer, Brown & Platt